Exhibit 99.2

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Financial Statements

On August 9, 2011, Mobivity Holdings Corp., a Nevada corporation formerly known as CommerceTel Corporation (the “Company”), completed the transactions contemplated under an asset purchase agreement dated June 9, 2011 (the “Agreement”) with DigiMark, LLC (“DigiMark”) to acquire substantially all of the assets of its BoomText interactive mobile marketing services business.  The transaction was effective as of August 1, 2010.  In accordance with the terms of the Agreement, as amended, the purchase price for the acquisition consists of the following components:

•	Cash in the amount of $124,526 payable at closing date (the “Closing Date”);

•
A secured subordinated promissory note in the principal amount of $175,000.  This note (a) earns interest at 6.25% per annum, (b) is payable in full on March 31, 2012, (c) is secured by all of the assets of CommerceTel, Inc., the Company’s wholly owned subsidiary, and (d) is subordinated only to the Company's outstanding 10% Senior Secured Convertible Bridge Notes Due November 3, 2011 (the “Bridge Notes”);

•
An unsecured subordinated promissory note in the principal amount of $194,658, discounted to $182,460.  This note (a) does not bear interest, (b) is payable in installments (varying in amount) from August 2011 through October 2012, and (c) is subordinated only the Bridge Notes;

•
A number of shares of the Company’s common stock (the “Common Stock”) to be issued at closing equal to (a) DigiMark’s net revenue for the twelve-month period ending as of the last day of the month preceding the closing date, minus $175,000, divided by (b) the average of the volume-weighted average trading prices of the Common Stock for the 25 trading days immediately preceding the closing date (the “Closing Price”); and

•
An earn-out payment (payable 20 months after the Closing Date) consisting of a number of shares of Common Stock equal to (a) 1.5, multiplied by the Company’s net revenue from acquired customers and customer prospects for the twelve-month period beginning six months after the closing date, divided by (b) the average of the volume-weighted average trading prices of the Common Stock for the 25 trading days immediately preceding the earn-out payment (subject to a collar of 85% and 115% of the Closing Price”).

•	Assumption of certain accounts payable of approximately $149,000.

The purchase price is subject to adjustment based on the amount of realizable net working capital (cash and collected accounts receivable, minus assumed liabilities) the Company acquired in the transaction.

The Company also assumed an office lease obligation and certain of DigiMark’s accounts payable.

For one year following the closing of the transaction, 50% of the shares of common stock issued to DigiMark at closing will be held in escrow as security for its indemnification obligations in the transaction.

The acquisition has been accounted for as a business combination and the Company valued all assets and liabilities acquired at their fair values on the date of acquisition. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of the acquisition.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Current assets	$3,000
Customer relationships	592,000
Trade name	39,000
URL / Website	59,000
Non-competition agreement	10,000
Goodwill	4,373,477
Total purchase price	$5,076,477

The purchase price consists of the following:

Cash	$120,514
Notes payable	357,460
Shares issued	826,069
Earn-out shares issued	3,657,585
Liabilities assumed	114,849
Total purchase price	$5,076,477

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma consolidated balance sheet as of June 30, 2011, and the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 are presented herein. The unaudited pro forma consolidated balance sheet was prepared using the historical balance sheets of the Company and DigiMark as of June 30, 2011. The unaudited pro forma consolidated statement of operations was prepared using the historical statements of operations of the Company and DigiMark for the six months ended June 30, 2011 and the year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it had been completed on June 30, 2011, and consolidates the unaudited balance sheets of the Company and the assets and liabilities acquired from DigiMark. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 gives effect to the acquisition as if it had occurred on January 1, 2011 and 2010, respectively.

The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies.  No assurance can be given that cost savings or synergies will be realized.  The unaudited pro forma consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of the Company and DigiMark, and should be read in conjunction with the Company’s historical financial statements and related notes, the Company’s "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and 2011, and DigiMark’s financial statements presented as Exhibit 99.1 to this Current Report Form 8K/A.

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2011

	Historical
	Mobivity Holdings Corp.	DigiMark, LLC	Pro Forma Adjustments		Pro Forma

Current assets
Cash	$23,195	$10	$(120,524)	(a)	$(97,319)
Accounts receivable	154,978	64,654	(64,654)	(b)	154,978
Other current assets	43,852	-	3,000	(c)	46,852
Total current assets	222,025	64,664	(182,178)		104,511

Equipment, net	31,865	-	-		31,865
Goodwill	9,063,763	-	4,373,477	(d)	13,437,240
Intangible assets, net	2,351,383	-	700,000	(e)	3,051,383
Other assets	67,750	-	-		67,750
Total Assets	$11,736,786	$64,664	$4,891,299		$16,692,749

Current liabilities
Accounts payable	$304,088	$88,014	$26,515	(f)	$418,617
Accrued interest	91,628	970	(970)	(b)	91,628
Accrued and deferred personnel compensation	127,802	22,364	(22,364)	(b)	127,802
Deferred revenue and customer deposits	343,639	-	320	(g)	343,959
Notes payable, net of discount	580,895	-	357,460	(h)	938,355
Convertible notes payable, net of discount	864,167	-	-		864,167
Cash payment obligation, net of discount	219,424	-	-		219,424
Derivative liabilities	923,283	-	-		923,283
Other current liabilities	98,488	42,266	(42,266)	(b)	98,488
Total current liabilities	3,553,414	153,614	318,695		4,025,723

Non-current liabilities
Deferred revenue	-	13,538	(13,538)	(b)	-
Line of Credit	-	45,042	(45,042)	(b)	-
Notes payable	31,807	158,000	(158,000)	(b)	31,807
Earn-out payable	-	-	3,657,585	(i)	3,657,585
Total non-current liabilities	31,807	216,580	3,441,005		3,689,392
Total liabilities	3,585,221	370,194	3,759,700		7,715,115

Stockholders' equity (deficit)
Common stock	21,509	-	520	(j)	22,029
Other comprehensive loss	-	-	-		-
Additional paid-in capital	18,613,811	(285,404)	1,110,953	(j)	19,439,360
Accumulated deficit	(10,483,755)	(20,126)	20,126	(b)	(10,483,755)
Total stockholders' equity (deficit)	8,151,565	(305,530)	1,131,599		8,977,634
Total liabilities and stockholders' equity (deficit)	$11,736,786	$64,664	$4,891,299		$16,692,749

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2011

	Historical
	Mobivity Holdings Corp.	DigiMark, LLC	Pro Forma Adjustments		Pro Forma
Revenues

Revenues	$693,746	$619,618	$-		$1,313,364
Cost of revenues	258,888	273,425	-		532,313
Gross margin	434,858	346,193	-		781,051

Operating expenses
General & administrative	1,183,849	113,982	-		1,297,831
Sales & marketing	280,010	153,843	-		433,853
Engineering, research, & development	325,764	-	-		325,764
Depreciation & amortization	126,778	-	184,750	(k)	311,528
Total operating expenses	1,916,401	267,825	184,750		2,368,976

Loss from operations	(1,481,543)	78,368	(184,750)		(1,587,925)

Other income/(expense)
Interest income	174	-	-		174
Interest expense	(243,666)	(38,287)	26,471	(l),(m)	(255,482)
Change in fair market value of derivative liabilities	(584,506)	-	-		(584,506)
Total other income/(expense)	(827,998)	(38,287)	26,471		(839,814)

Income tax benefit/(expense)	38	-	-		38

Net loss	$(2,309,503)	$40,081	$(158,279)		$(2,427,701)

Net loss per share - basic and diluted	$(0.12)				$(0.12)

Weighted average number of shares
during the period - basic and diluted	19,534,081		519,540	(n)	20,053,621

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010

	Historical
	Mobivity Holdings Corp.	DigiMark, LLC	Pro Forma Adjustments		Pro Forma
Revenues

Revenues	$919,216	$838,550	$-		$1,757,766
Cost of revenues	417,870	357,717	-		775,587
Gross margin	501,346	480,833	-		982,179

Operating expenses
General & administrative	1,163,479	119,691	-		1,283,170
Sales & marketing	225,783	253,934	-		479,717
Engineering, research, & development	405,819	-	-		405,819
Depreciation & amortization	-	-	369,500	(o)	369,500
Total operating expenses	1,795,081	373,625	369,500		2,538,206

Income/(Loss) from operations	(1,293,735)	107,208	(369,500)		(1,556,027)

Other income/(expense)
Interest expense	(120,388)	(37,810)	19,948	(p),(q)	(138,250)
Change in fair market value of derivative liabilities	(14,861)	-	-		(14,861)
Gain on debt extinguishment	199,401	-	-		199,401
Total other income/(expense)	64,152	(37,810)	19,948		46,290

Income tax benefit/(expense)	-	-	-		-

Net income/(loss)	$(1,229,583)	$69,398	$(349,552)		$(1,509,737)

Net loss per share - basic and diluted	$(0.14)				$(0.16)

Weighted average number of shares
during the period - basic and diluted	8,950,585		519,540	(r)	9,470,125

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Mobivity Holdings Corp. Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1.  Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of operations and financial position of Mobivity Holdings Corp., a Nevada corporation formerly known as CommerceTel Corporation (the “Company”), and DigiMark on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of DigiMark by the Company. The acquisition was recorded using the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of June 30, 2011 combines the historical results for the Company and DigiMark as of June 30, 2011, as if the acquisition had occurred on June 30, 2011. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 combines the historical results for the Company and DigiMark for the six months ended June 30, 2011, as if the acquisition had occurred on January 1, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 combines the historical results for the Company and DigiMark for the twelve months ended December 31, 2010, as if the acquisition had occurred on January 1, 2010.

Note 2.  Pro Forma Adjustments

There were no inter-company balances and transactions between the  Company and the DigiMark as of the dates and for the periods of these pro forma combined financial statements.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a) Represents the $120,514 cash paid at closing of the acquisition net of the cash not acquired.
(b) Represents elimination of the assets, liabilities and equity that were not acquired in the transaction.
(c) Represents the current assets of $3,000 acquired in the acquisition net of the current assets not acquired.
(d) To reflect the estimated amount of goodwill resulting from the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired.
(e) To reflect the estimated fair value of identifiable intangible assets acquired in the acquisition.
(f) Represents the accounts payable balance of $114,529 assumed in the acquisition net of the accounts payable not assumed.
(g) Represents the deferred revenue of $320 assumed in the acquisition net of the deferred revenue not assumed.
(h)  Represents the secured subordinated promissory note and the unsecured subordinated promissory note of $175,000 and $182,460, respectively, issued in the acquisition net of notes payable not assumed.

(i) To reflect the $3,657,585 earn-out payable recorded at closing which estimates the number of common shares to be issued to settle the earn-out payable is 2,422,242.
(j) To reflect the common stock issued as consideration in the acquisition net of DigiMark, LLC additional paid in capital not acquired in the transaction.
(k)  Represents the amortization of $184,750, related to the fair value of identifiable amortizable intangible assets acquired in the transaction, as if the acquisition had been completed on January 1, 2011.
(l)  Represents the elimination of interest expense of $38,287, within DigiMark LLC historical financial statement for the six months ended June 30, 2011.
(m)  Represents interest expense as if the notes payable issued in the transaction were issued January 1, 2011.
(n)  To reflect the issuance of 519,540 shares of common stock on the date of acquisition.
(o)  Represents the amortization of $369,500, related to the fair value of amortizable identifiable intangible assets acquired in the transaction, as if the acquisition had been completed on January 1, 2010.

(p) Represents the elimination of interest expense of $37,810, within DigiMark LLC historical financial statement for the year ended December 31, 2010.
(q) Represents interest expense as if the notes payable issued in the transaction were issued January 1, 2010. (r) To reflect the issuance of 519,540 shares of common stock on the date of acquisition.
Note 3.  Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the number shares of the Company’s common stock issued and outstanding during the period, and assumes the 519,540 shares of common stock issued in the acquisition were issued as of January 1, 2010 and 2011.